CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Blush Brands, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barrett Carrere, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 22, 2010

By:	/s/ Barrett Carrere
Barrett Carrere
Chief Financial Officer and
Secretary
(Principal Executive and
Financial Officer)

A signed original of this written statement required by Section 906 has been provided to First Blush Brands, Inc. and will be retained by First Blush Brands, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.